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                                                                   EXHIBIT 10.44

                         COLLATERAL ASSIGNMENT AGREEMENT

      COLLATERAL ASSIGNMENT AGREEMENT dated as of July 1, 2004 (the "Agreement") is by and among WESTERN FINANCIAL BANK, a federally chartered savings bank (the "Bank"), WFS Financial Auto Loans 2, Inc. ("WFAL2"), and WFS Financial Inc ("WFS"). Capitalized terms used without definition have the meanings set forth in Article I hereof.

                                 R E C I T A L S

      WHEREAS, WFAL2 is a wholly owned subsidiary of WFS;

      WHEREAS, WFS is a majority owned subsidiary of the Bank;

      WHEREAS, WFAL2 desires to have the Bank post certain amounts of Collateral, from time to time, on its behalf pursuant to those certain Interest Rate Swap Agreements ("Swap Agreements") to which it is a party;

      WHEREAS, WFAL2 and WFS are parties to that certain Short-Term Investment Agreement dated August 30, 2002, as amended ("ST Agreement");

      WHEREAS, pursuant to the ST Agreement, WFAL2 authorizes WFS to provide the Bank with Restricted Cash in order for the Bank to provide Collateral to Third Party pursuant to the Swap Agreements;

      WHEREAS, the Bank is desirous of posting such Collateral if secured by Restricted Cash in order to maximize the Bank's earnings assets.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual promises set forth herein, and in reliance upon the recitals set forth above, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01. Definitions. The following terms shall have the following respective meanings:

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            (a) "Business Day" means any day that is not (a) a Saturday or
         Sunday or (b) a day on which banking institutions in the State of California are authorized or obligated by law or executive order to be closed.

            (b) "Collateral" means any assets and properties acceptable to the Third Party pursuant to the Swap Agreements.

            (c) "Default" means (i) any failure by WFAL2 or WFS to Deliver Restricted Cash as and when required hereunder, (ii) any other material breach by WFAL2 or WFS of its obligations hereunder and failure to cure such breach within two (2) Business Days after receipt of notice.

            (d) "Delivery" means, with respect to Collateral, all "instruments" and "certificated securities" payable to the order of the Bank or specially indorsed to the Bank;

            (e) "Lien" means, as applied to the property or assets (or the income, proceeds, products, rents or profits ---- therefrom) of any Person, in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise: (a) any mortgage, lien, pledge, attachment, charge, lease, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind; or (b) any arrangement, express or implied, under which such property or assets (and/or such income, proceeds, products, rents or profits) are transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for payment of debt or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person.

            (f) "Person" means any individual, sole proprietorship, joint stock company, unincorporated association, joint venture, corporation, partnership, business or owner trust, government, governmental department or agency or any other entity whatsoever.

            (g) "Restricted Cash Account" means the amounts placed in general ledger account with the Bank by or on behalf of WFAL2.

            (h) "Third Party" means that certain entity that is a counterparty to the Swap Agreements with WFAL2 pursuant to which the Restricted Cash and Collateral are being posted.

            (i) "Termination Date" means the date which is the earlier of (a) the date on which the Bank and WFAL2 have mutually agreed upon or (b) as required by law, regulation, or government order.

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            (j) "Uniform Commercial Code" or "UCC" means the Uniform Commercial
         Code as in effect in the State of California or other applicable jurisdiction.

            (k) "Rules of Interpretation". The terms "hereof", "herein" or "hereunder", unless otherwise modified by more specific reference, shall refer to this Agreement in its entirety. Unless otherwise indicated in context, the terms "Article", "Section", "Exhibit" or "Annex" shall refer to an Article or Section of, or Exhibit or Annex to, this Agreement. The definition of a term shall include the singular, the plural, the past, the present, the future, the active and the passive forms of such term.

                                   ARTICLE II

                                   OBLIGATIONS

         Section 2.01. WFAL2 agrees to post cash plus an annual fee of .125% (the "Restricted Cash") to the Bank, from time to time, in an amount equal to or greater than the Collateral it desires to have the Bank post for the benefit of Third Party.

         Section 2.02. The Bank shall maintain such Restricted Cash in the Restricted Cash Account and will pledge Collateral to Third Party, as notified from time to time by or on behalf of WFAL2.

                                  ARTICLE III

                                 THE COLLATERAL

         Section 3.01. Security Interests.

            (a) The "Restricted Cash" shall at any time consist of:

               (i) any assets or property posted by or on behalf of WFAL2 to
            Bank from time to time;

               (ii) the related documentation, and all proceeds, income and profits thereon, and all interest, principal and other payments and distributions with respect thereto;

               (iii) all rights and remedies for the enforcement of payment of any principal, interest and proceeds;

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               (iv) any collateral securing any Restricted Cash including, without limitation, all rights and remedies of a beneficiary of such security to foreclose upon, repossess and sell the related collateral, or all rights and remedies assertable against any Person other than the related obligor under a guaranty, warranty or otherwise in connection with any Restricted Cash;

               (v) insurance proceeds, if any, and any other proceeds received in connection with the disposition, repossession, foreclosure, destruction or condemnation of, or impairment of title to, any Restricted Cash;

               (vi) any cash, securities or other property received on account of the Restricted Cash from any liquidation thereof or any adjustment of debt of the obligors and any portion of the Restricted Cash which may be distributed in kind in connection with any such liquidation or adjustment of debt of the obligors;

               (vii) the Restricted Cash Account and each other account, if any, established by or with the Third Party hereunder; and

               (viii) all distributions, revenues, products, substitutions, benefits, profits and proceeds, in whatever form, of any of the foregoing.

            (b) The Bank agrees that it will not (i) use any adverse selection method in including Collateral hereunder, and (ii) include any Collateral which would be charged off in accordance with its normal accounting practices. If any Collateral Delivered to the Third Party hereunder shall be or become subject to charge off by the Third Party, the Bank will promptly substitute new Collateral therefor to the extent necessary to satisfy the requirements of Section 3.02 hereof.

               In order to effectuate the provisions and purposes of this Agreement, including to effectuate the collateral assignment to the Third Party pursuant to this Section 3, the Bank hereby Delivers, and in the future agrees to Deliver, to the Third Party, all items of Collateral pledged by it hereunder in which a security interest must be perfected by possession ("Security Interest"). The Bank hereby agrees to take all additional steps that may be necessary or reasonably requested by the Third Party or WFAL2 from time to time for the perfection, preservation, protection, maintenance or continuation of such transfers, assignments and security interests including, but not limited to, the execution, recording, registering and filing of any appropriate collateral assignments, security interests and Uniform Commercial Code financing statements and the making of notations on records or documents of title.

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            The Security Interests are granted as security only and shall not
      (i) transfer or in any way affect or modify, or relieve WFAL2, from any obligation to perform or satisfy, any term, covenant, condition or agreement to be performed or satisfied by it under or in connection with this Agreement or with the Third Party, (ii) impose any obligation on the Bank to perform or observe any such term, covenant, condition or agreement or impose any liability on the Bank for any act or omission on its part relative thereto or for any breach of any representation or warranty on its part contained therein or made in connection therewith.

      Section 3.02. Priority. WFAL2, intends that the Security Interests granted hereunder to be prior to all other Liens with respect to the Restricted Cash, and WFAL2 shall take all actions necessary to obtain and maintain, in favor of the Bank, a first lien on and a first priority, perfected security interest in the Restricted Cash other than in general intangibles and rights under insurance policies not perfected by the means used to perfect the Security Interest in the items of Restricted Cash.

      Section 3.03. Maintenance of Restricted Cash.

            (a) Safekeeping. The Bank agrees to maintain the Restricted Cash received by it and all records and documents relating thereto at the Bank. The Bank shall keep or cause to be kept all Restricted Cash and related documentation in its possession separate and apart from all other property that it is holding in its possession and from its own general assets and shall maintain accurate records pertaining to the Restricted Cash and the Restricted Cash Account in such a manner as shall enable the Bank to verify the accuracy of such record-keeping. The Bank's books and records shall at all times show that the Restricted Cash is held by the Bank on behalf of WFAL2. The Bank will promptly report to WFAL2 or its designee any failure on its part to hold the Restricted Cash as provided in this Section and will promptly take appropriate action to remedy any such failure.

            (b) Access. The Bank, or its respective duly authorized representative, attorney, auditor or designee, shall permit WFAL2 or its designee to inspect the Restricted Cash or Collateral in its possession or otherwise under the control of the Third Party.

      Section 3.04. General Authority. WFAL2 hereby irrevocably appoints the Bank as its true and lawful attorney, with full power of substitution, to exercise, at any time while a Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Restricted Cash:

            (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

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                  (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

                  (iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Bank were the absolute owner thereof, and

                  (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

Provided that the Bank will give WFAL2 or its designee such prior notice of the time and place of sale of any of the Restricted Cash as may be required pursuant to Section 6.01 hereof.

                                   ARTICLE IV

                             THE COLLATERAL ACCOUNT

         Section 4.01. Collateral Account Funds. Payments on the Collateral received by the Third Party shall be paid over to the Bank.

         Section 4.02. General Provisions Regarding the Accounts. Upon Delivery or other pledge of Restricted Cash hereunder, the Bank will have a valid perfected first priority security interest in such Restricted Cash.

         Section 4.03. Waiver of Setoffs. The Bank hereby expressly waives any and all rights of setoff that the Bank may otherwise at any time have under applicable law with respect to the Restricted Cash Account and agrees that amounts in the Restricted Cash Account shall at all times be held and applied solely in accordance with the provisions of this Agreement.

         Section 4.04. Control by the Bank. WFAL2 shall comply with notices and instructions given by the Bank only if expressly contemplated hereby.

                                    ARTICLE V

                     COVENANTS OF THE BANK AND WFAL2 AND WFS

         Section 5.01. Preservation of Collateral. The Bank shall take such action as is necessary and proper with respect to the Collateral in order to preserve, maintain and service such Collateral and to cause the Bank to perform its obligations with respect to such Collateral as provided herein. The Bank will do, execute, acknowledge and

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      deliver, or cause to be done, executed, acknowledged and delivered, such instruments of transfer or take such other steps or actions as may be necessary to perfect the Security Interests granted hereunder (a) to Third Party, all Collateral, to ensure that such Security Interests rank prior to all other Liens and to preserve the priority of such Security Interests and the validity and enforceability thereof. Upon any Delivery or substitution of Collateral, the Bank, as pledgor, shall be obligated to create for the benefit of the Third Party a valid first Lien on, and valid and perfected, first priority security interest in, all Collateral so delivered and to deliver such Collateral to the Third Party, free and clear of any other Lien, together with satisfactory assurances thereof, and to pay any reasonable costs incurred by the Bank or otherwise in connection with such Delivery.

         Section 5.02. Waiver of Stay or Extension Laws; Marshalling of Assets. The Bank covenants, to the fullest extent permitted by applicable law, that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption law wherever enacted, now or at any time hereafter in force, in order to prevent or hinder the enforcement of this Agreement or any sale of the Collateral or any part thereof in accordance with this Agreement or the possession thereof by any purchaser at any sale, pursuant to and in accordance with Section 6.01 hereof; and the Bank, to the fullest extent permitted by applicable law hereby waives the benefit of all such laws, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Bank, but will suffer and permit the execution of every such power as though no such law had been enacted. The Bank shall waive, to the fullest extent permitted by applicable law, all right to have the Collateral marshalled upon any foreclosure or other disposition thereof.

         Section 5.03. Representations and Warranties of WFAL2 and WFS. Upon receipt by the WFAL2, WFS or the Bank of a notice stating that a Default has occurred and is continuing, the defaulting party shall deliver to the non-defaulting party(ies) all documents and instruments related thereto.

         Section 5.04. Licenses: Compliance with Laws. Each of WFAL2 and WFS have all licenses, franchises, permits and authorizations necessary for the lawful conduct by WFAL2 or WFS of its business. Each of WFAL2 and WFS have not violated, and is not in violation of, any such licenses, franchises, permits or authorizations or any applicable statutes, laws, ordinances, rules or regulations of any federal, state, or local governmental bodies, agencies or subdivisions having, asserting or claiming jurisdiction over it or over any part of its operations.

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         Section 5.05. Corporate Existence and Qualifications.

            (a) WFAL2 is a corporation or association duly organized, validly existing and in good standing under the laws of the State of Nevada with full corporate power to own its properties and to carry on its business as now owned and operated by WFAL2.

            (b) WFS is a corporation or association duly organized, validly existing and in good standing under the laws of the State of California with full corporate power to own its properties and to carry on its business as now owned and operated by WFS.

         Section 5.06. Covenants Regarding Corporate Existence.

            (a) Preservation of Corporate Existence and Qualifications. Each of WFAL2 and WFS will keep in full effect its existence, rights and franchises as a corporation or association under the laws of the jurisdiction in which organized and will obtain and preserve its qualifications to carry on business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary.

            (b) Observation of Corporate Formalities. Each party shall at all times observe the applicable legal requirements for the recognition of the other(s) as a corporate entity(ies) separate and apart from each other, including without limitation the following:

                  (i) Each party shall maintain corporate records and books of account separate from those of the other party(ies);

                  (ii) Each party shall not at any time commingle its funds with another party;

                  (iii) Each party shall hold meetings of the Board of Directors as appropriate to authorize its corporate actions;

                  (iv) Each party shall hold meetings of its shareholder(s) as appropriate and as required by the Corporations Code of the jurisdiction in which organized to authorize its actions;

                  (v) Each party shall file all reports required by the
               Secretary of State in all jurisdictions in which it is licensed or qualified, including the annual statement by whatever name denominated, in a timely manner; and

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                  (vi) Each party shall ensure that yearly franchise taxes are paid in a timely manner so as to maintain its corporate existence uninterrupted.

            Section 5.07. Regulations. Each of the parties shall comply with all applicable federal and state regulations, including OTS.

            Section 5.08. Liability: Consultation with Counsel. The Bank shall assume no responsibility or liability with respect to the business or affairs of WFAL2 or WFS. WFAL2 and WFS shall indemnify, defend and hold harmless the Bank against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies (collectively the "Claims"), including without limitation interest penalties and attorney's fees, that the Bank shall incur or suffer, which arise, result from or relate to (i) conduct by WFAL2 or WFS of its business and operations and (ii) breach by WFAL2 or WFS of its obligations pursuant to this Agreement. Notwithstanding anything contained herein to the contrary, WFAL2's or WFS's obligations pursuant to this section shall not be applicable to Claims arising directly from the Bank's bad faith, gross negligence or willful misconduct. This Agreement shall create no right, benefit or privilege in favor of any person not a party hereto, and no person not a party hereto shall have any recourse against the Bank for any advice, service or facility provided or omitted by the Bank pursuant to this Agreement. The Bank may consult with legal counsel (who may also be counsel to WFAL2 or WFS) concerning any questions that may arise with respect to its duties and obligations hereunder, and it shall be fully protected in respect of any action taken or omitted by it hereunder in good faith reliance on any opinion of such counsel with respect to any such duty or obligation.

                                   ARTICLE VI

                              REMEDIES UPON DEFAULT

            Section 6.01. Rights and Remedies Upon Default.

               (a) In addition to and not in limitation of the rights otherwise provided to the Bank pursuant to this Agreement, to the fullest extent permitted by applicable law, if a Default has occurred and is continuing, the Bank may in its discretion exercise the following rights, privileges and remedies:

               (b) Collection of the Collateral. The Bank shall have the right to collect all proceeds of the Collateral or Restricted Cash, to pay all expenses of such collection, including the reasonable expenses and compensation of the Bank, its agents and attorneys, and to apply the remainder of the moneys so received as provided herein.

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               (c) In the event that WFAL2 or WFS shall default in the
            performance or observance of any covenant or agreement contained herein, the Bank shall have the right to take any action or initiate any proceeding at law or equity available to it to enforce the terms of this Agreement.

            Section 6.02. No Remedy Exclusive. No right or remedy herein conferred upon or reserved to the Bank is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law, in equity or otherwise, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Bank, and the exercise of or the beginning of the exercise of any right or power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy.

                                   ARTICLE VII

                                  MISCELLANEOUS

            Section 7.01. Further Assurances. WFAL2 and WFS shall take such action and deliver such instruments, in addition to the actions and instruments specifically provided for herein, as may be reasonably requested or required by the Bank to effectuate the purpose or provisions of this Agreement or to confirm or perfect any transaction described or contemplated herein. The parties hereto will make any changes required by federal or state regulations if mutually agreed by the parties hereto and if there is no such mutual agreement, the Bank, WFAL2 and WFS shall agree to terminate this Agreement.

            Section 7.02. Waiver. Any waiver by any party of any provision of this Agreement or any right, remedy or option hereunder shall only prevent and stop such party from thereafter enforcing such provision, right, remedy or option if such waiver is given in writing and only as to the specific instance and for the specific purpose for which such waiver was given. The failure or refusal of any party hereto to insist in any one or more instances, or in a course of dealing, upon the strict performance of any of the terms or provisions of this Agreement by any party hereto or the partial exercise of any right, remedy or option hereunder shall not be construed as a waiver or relinquishment of any such term or provision, but the same shall continue in full force and effect.

            Section 7.03. Severability. In the event that any provision of this Agreement or the application thereof to any party hereto or to any circumstance or in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable

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         under any applicable statute, regulation or rule of law, then such provision shall be deemed inoperative to the extent that it is invalid or unenforceable and the remainder of this Agreement, and the application of any such invalid or unenforceable provision to the parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall the same affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by the Bank hereunder is unavailable or unenforceable shall not affect in any way the ability of the Bank to pursue any other remedy available to it.

            Section 7.04. Notices. All notices, demands, certificates, requests and communications hereunder ("notices") shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an Authorized Officer of the party to which sent, or (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

                  (i) If to the Bank:

                             Western Financial Bank
                             15750 Alton Parkway
                             Irvine, California 92618
                             Attention: Keith Palmer
                             Telecopier No.: (949) 727-1644

                  (ii) If to WFAL2:

                             WFS Financial Auto Loans 2, Inc.
                             Springs Rd. Suite 112
                             Las Vegas, Nevada 89102
                             Attention: John Coluccio
                             Telecopier No.: (702) 914-6147

                  (iii) If to WFS:

                             WFS Financial Inc
                             23 Pasteur
                             Irvine, CA 92618
                             Attention: Mark Olson
                             Telecopier No.: (949) 727-2309

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Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.

            Section 7.05. Term of this Agreement. This Agreement shall take effect on the date hereof and shall continue in effect until the Termination Date. On the Termination Date, this Agreement shall terminate, all obligations of the parties hereunder shall cease and terminate and the Collateral, if any, held hereunder and not to be used or applied in discharge of any obligations of WFAL2 under this Agreement, shall be released to and in favor of WFAL2 or its designee.

            Section 7.06. This Agreement may be terminated by either party without cause upon five (5) days prior written notice and may be terminated immediately for breach of any covenant, obligation, or duty herein contained or for violation of law, ordinance, statute, rule or regulation (collectively referred to as "law") governing the conduct of either party hereto.

            Section 7.07. This Agreement may be modified, amended or superseded in whole or in part, at any time, by a writing executed by the parties hereto.

            Section 7.08. This Agreement shall be governed by the laws of California, except to the extent any such laws are superseded by federal law or regulation.

            Section 7.09. This Agreement may be executed in counterparts, all of which, taken together shall constitute one agreement.

            Section 7.10. Neither party shall assign this Agreement without the prior written consent of the other party, which consent shall not unreasonably be withheld.

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date set forth on the first page hereof.

         WESTERN FINANCIAL BANK

         By: ________________________________
          Name:
          Title:

         WFS FINANCIAL AUTO LOANS 2, INC.

         By: ________________________________
          Name:
          Title:

         WFS FINANCIAL INC

         By: ________________________________
          Name:
          Title:

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